Exhibit 5.1
October 30, 2007
TAM S.A.
Av. Jurandir, 856, Lote 4, 1° andar
04072-000, São Paulo, SP
Federative Republic of Brazil
TAM Linhas Aéreas S.A.
Av. Jurandir, 856, Lote 4, 2° andar
04072-000, São Paulo, SP
Federative Republic of Brazil
TAM Capital Inc.
c/o Ogier Fiduciary Services (Cayman) Limited
Queensgate House
South Church Street
PO Box 1234
Grand Cayman KY1-1108
Cayman Islands
(each an “Issuer” and together, the “Issuers”)
Ladies and Gentlemen:
     We have acted as your special counsel as to the laws of the State of New York in connection with the registration statement on Form F-3 (the “Registration Statement”) filed on the date hereof by you with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement is being filed in connection with possible offerings from time to time of: (i) American Depositary Shares (the “ADSs”) representing preferred shares of TAM S.A.; (ii) debt securities (the “Debt Securities”) of any of the Issuers; and (iii) guarantees of debt securities (the “Guarantees”) to be issued by TAM S.A. and/or TAM Linhas Aéreas S.A. In this opinion, we refer to the ADSs, the Debt Securities and the Guarantees collectively as the “Securities.” In addition, the Registration Statement may be used by holders of the U.S.$300,000,000 7.375% Senior Guaranteed Notes due 2017 issued by TAM Capital Inc. on April 25, 2007 to resell those securities.
     The Securities being registered under the Registration Statement will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

October 30, 2007
     The ADSs are to be issued from time to time in accordance with a deposit agreement dated as of March 9, 2006 (the “Deposit Agreement”) among TAM S.A., JPMorgan Chase Bank N.A. and holders of American Depositary Receipts.
     The Debt Securities are to be issued from time to time under an indenture (the “Indenture”) to be entered into between the applicable Issuer and a trustee to be identified later.
     The Guarantees are to be issued from time to time pursuant to the Indenture to be entered into between the applicable Issuer and a guarantee trustee to be identified later.
     In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction of the Registration Statement and the Indenture. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate, in connection with the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have assumed that the opinions of Machado, Meyer, Sendacz e Opice Advogados and Ogier referred to below are correct in all material respects. We have also assumed that each of the parties to the documents examined has all requisite power and authority to execute, deliver and perform its obligations under the respective documents, and to effect the transactions contemplated thereby. We have further assumed that each of the documents examined, including the Deposit Agreement: (i) has been duly authorized, executed and delivered by each of the parties thereto in accordance with the law of its jurisdiction of organization, other than as to the laws of the State of New York, and (ii) constitutes the valid binding and enforceable obligation of each such party, other than in respect of the Issuers as to the laws of the State of New York.
     Based on the foregoing, and such examination of law as we have deemed necessary, we are of the opinion that:
(i)	when the creation and sale of ADSs representing interests in preferred shares of TAM S.A. has been duly authorized by TAM S.A., and in accordance with that authorization those ADSs are sold for at least the par value of the underlying preferred shares as contemplated in the Registration Statement, those ADSs will be legally issued, fully paid and non-assessable;

(ii)	when the Debt Securities have been duly authorized and executed by the applicable Issuer and such Debt Securities have been duly authenticated in accordance with the provisions of the Indenture and duly delivered to and paid for by the purchasers thereof pursuant to a sale in the manner described in the prospectus (as supplemented and amended as of the time of such sale) which is part of the Registration Statement as in effect at such time, and provided that the interest rate on those Debt Securities is not at a rate which violates applicable law, the Debt Securities will constitute valid, binding and enforceable obligations of the applicable Issuer, entitled to the benefits of the Indenture; and

October 30, 2007
(iii)	when the Guarantees have been duly authorized and executed by the applicable Issuer and such Guarantees have been duly executed by the applicable Issuer and endorsed on the applicable Debt Securities in accordance with the Indenture, the Guarantees will constitute valid, binding and enforceable obligations of the applicable Issuer, entitled to the benefits of the Indenture.
     The opinions set forth in this letter relate only to the laws of the State of New York and we express no opinion as to the laws of another jurisdiction and we assume no responsibility for the applicability or effect of the law of any other jurisdiction.
     In rendering the opinions expressed above, we have further assumed that (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws, (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement, (iii) the terms of the Securities will conform, where applicable, to the respective forms thereof that have been filed as exhibits to the Registration Statement and the terms of all Securities will conform in all material respects to the respective descriptions thereof in the prospectus (as supplemented and amended as of the time of such sale) which is part of the Registration Statement as in effect at such time, (iv) the terms of all Securities will not violate any applicable law, result in a default under or breach of any agreement or instrument binding upon the Issuers or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Issuers, (v) the Securities will be sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (vi) each Issuer, as the case may be, will authorize the offering and issuance of the Securities and will authorize, execute and deliver the applicable Indenture with any amendments or supplemental indentures thereto and any other document contemplated thereby or by the Registration Statement and will take any other appropriate additional corporate action, (vii) certificates, if required, representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned, and (viii) with respect to the ADSs, that the terms of the Deposit Agreement have not been amended.
     To the extent that opinions set forth in this letter relate to the laws of the Federative Republic of Brazil, we have relied on the opinion of Machado, Meyer, Sendacz e Opice Advogados to you dated October 30, 2007 in expressing such opinions. To the extent that any opinions stated herein are dependent on the laws of the Cayman Islands, we have relied on the opinion of Ogier to you dated October 30, 2007 in expressing such opinions.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the reference to this firm in the Registration Statement and the related prospectus under the heading “Legal Matters.” We also hereby consent to the incorporation by reference of our opinion to you dated August 31, 2007 as Exhibit 5.3 to the Registration Statement. In giving such consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

October 30, 2007
     This opinion is given solely for your benefit and may not be furnished to or relied upon by any other person for any purpose without our prior written consent in each instance.
Very truly yours,
/s/ Clifford Chance US LLP
Clifford Chance US LLP